BlackRock Enhanced Global Dividend Trust

Cusip: 092501105
Ticker: BOE

Record Date	January 16, 2018
Pay Date	January 31, 2018

Distribution Amount per share	$ 0.078000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Investment Income	$0.015719	20%	$0.015719	20%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$-	0%	$-	0%

Return of Capital	$0.062281	80%	$0.062281	80%

Total (per common share)	$0.078000	100%	$0.078000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on December 31, 2017				7.93%
Annualized current distribution rate expressed as a percentage of NAV as of December 31, 2017				7.08%

Cumulative total return (in relation to NAV) for the fiscal year through December 31, 2017				17.22%
Cumulative fiscal year distributions as a percentage of NAV as of December 31, 2017				0.59%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052

BlackRock Enhanced Global Dividend Trust

Cusip: 092501105
Ticker: BOE

Record Date	February 15, 2018
Pay Date	February 28, 2018

Distribution Amount per share	$ 0.078000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Investment Income	$-	0%	$-	0%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$0.023952	31%	$0.023952	15%

Return of Capital	$0.054048	69%	$0.132048	85%

Total (per common share)	$0.078000	100%	$0.156000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on January 31, 2018				7.90%
Annualized current distribution rate expressed as a percentage of NAV as of January 31, 2018				7.30%

Cumulative total return (in relation to NAV) for the fiscal year through January 31, 2018				2.92%
Cumulative fiscal year distributions as a percentage of NAV as of January 31, 2018				0.61%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052